SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2001-BC3

                               ----------------

--------------------------
The Class M-2
certificates represent          The Class M-2 Certificates
obligations of the trust
only and do not represent       o    This supplement relates to the offering
an interest in or                    of the Class M-2 certificates of the
obligation of CWABS,                 series referenced above. This supplement
Inc., Countrywide Home               does not contain complete information
Loans, Inc., Countrywide             about the offering of the Class M-2
Home Loans Servicing LP              certificates. Additional information is
or any of their                      contained in the prospectus supplement
affiliates.                          dated August 24, 2001 prepared in
                                     connection with the offering of the
This supplement may be               offered certificates of the series
used to offer and sell               referenced above and in the prospectus
the offered certificates             of the depositor dated August 7, 2001.
only if accompanied by               You are urged to read this supplement,
the prospectus supplement            the prospectus supplement and the
and the prospectus.                  prospectus in full.
--------------------------
                                o    As of May 27, 2003, the certificate
                                     principal balance of the Class M-2
                                     certificates was approximately
                                     $8,000,000.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 10, 2003

                               THE MORTGAGE POOL

     As of May 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,943 Mortgage Loans having an aggregate Stated Principal Balance of approximately $221,861,738.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                As of May 1, 2003
                                                                               -------------------
Total Number of Mortgage Loans..............................................    1,943
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days.........................................................            4.12%
         60-90 days.........................................................            0.67%
         91 days or more (excluding pending foreclosures)...................            5.04%
                                                                                      -------
         Total Delinquencies................................................            9.83%
                                                                                      =======
Foreclosures Pending........................................................            7.31%
                                                                                      -------
Total Delinquencies and foreclosures pending................................           17.14%
                                                                                      =======

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Forty (40) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                       Delinquency and Foreclosure Experience
                                As of December 31, 2001            As of December 31, 2002               As of March 31, 2003
                                -----------------------            -----------------------               --------------------
Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $12,051,227,600.40     100.00%
Delinquency
percentage
       30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $759,579,662.19       6.30%
       60-89 days.....       255,443,513.99       2.81%        $272,447,833.46       2.59%        $242,823,173,75       2.01%
       90+ days.......        103,605,79149       1.14%        $112,192,108.56       1.07%         $71,249,693.96       0.59%
           Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,073,652,529.90       8.91%
                        ======================================================================================================
Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $301,445,696.31       2.50%
Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $293,088,674.42       2.43%
                        ======================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-2 CERTIFICATES

     The Class M-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 27, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class M-2 Certificates was approximately $8,000,000 evidencing a beneficial ownership interest of approximately 3.61% in the Trust Fund. As of the Certificate Date, the Class A Certificates had an aggregate principal balance of approximately $191,861,738 and evidenced in the aggregate a beneficial ownership interest of approximately 86.48% respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $30,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 13.52% in the Trust Fund. For additional information with respect to the Class M-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.00000% per annum, and the level of One-Month LIBOR remains constant at 1.10750% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is June 17, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date;.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class M-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.



                                            Percent of Certificate Principal
                                                 Balance Outstanding(1)

Adjustable Rate Mortgage Loans - (Percentages           0%           80%         100%         150%          200%
of the Prepayment Model)                                --           ---         ----         ----          ----

                Distribution Date
                -----------------
Initial Percent..................                      100           100          100          100           100
June 25, 2004....................                      100           100          100          100           100
June 25, 2005....................                      100           65           55           35             0
June 25, 2006....................                      100           49           39           20             0
June 25, 2007....................                      100           37           28            0             0
June 25, 2008....................                      100           29            0            0             0
June 25, 2009....................                      100           22            0            0             0
June 25, 2010....................                      100            0            0            0             0
June 25, 2011....................                       99            0            0            0             0
June 25, 2012....................                       97            0            0            0             0
June 25, 2013....................                       95            0            0            0             0
June 25, 2014....................                       93            0            0            0             0
June 25, 2015....................                       90            0            0            0             0
June 25, 2016....................                       87            0            0            0             0
June 25, 2017....................                       84            0            0            0             0
June 25, 2018....................                       80            0            0            0             0
June 25, 2019....................                       77            0            0            0             0
June 25, 2020....................                       73            0            0            0             0
June 25, 2021....................                       68            0            0            0             0
June 25, 2022....................                       64            0            0            0             0
June 25, 2023....................                       59            0            0            0             0
June 25, 2024....................                       53            0            0            0             0
June 25, 2025....................                       47            0            0            0             0
June 25, 2026....................                       41            0            0            0             0
June 25, 2027....................                       34            0            0            0             0
June 25, 2028....................                       26            0            0            0             0
June 25, 2029....................                       0             0            0            0             0
Weighted Average Life (years)(2).                      20.4          4.1          3.3          2.3           1.8
Weighted Average Life (years)(1)(2)                    20.2          3.4          2.8          1.9           1.6

      __________________________
      (1) Rounded to the nearest whole percentage.
      (2) Determined as specified under "Weighted Average Lives of  the Offered Certificates" in the Prospectus
          Supplement.
      (3) To the Optional Termination Date


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class M-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class M-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

     The Class M-2 Certificates are currently rated "A1" by Moody's Investors Service, Inc., and AA- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



Summary of Loans in the Mortgage Pool                                               Range
(As of the Reference Date)                                                          -----

Combined, Arm and Fixed Mortgage Loan Characteristics
Total Number of Loans                                             1,943
Aggregate Principal Balance                                $221,861,738
Average Principal Balance                                      $114,185     $14,881     to   $639,177
Weighted Average Mortgage Rate                                     9.13%       6.00%    to      15.00%
Weighted Average Original Term to Maturity (months)                 353         120     to        360
Weighted Average Remaining Term to Maturity (months)                331          97     to        340
Weighted Average Loan-to-Value Ratio                              79.66%      12.77%    to     100.00%
Weighted Average FICO Credit Score                                  606

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                      6.17%       2.61%    to      11.27%
Weighted Average Maximum Mortgage Rate                            15.47%       9.24%    to      20.75%
Weighted Average Minimum Mortgage Rate                             8.61%       4.50%    to      16.34%
Weighted Average Initial Periodic Rate Cap                         2.45%       1.00%    to       3.00%
Weighted Average Subsequent Periodic Rate Cap                      1.01%       1.00%    to       2.00%
Weighted Average Subsequent Adjustment Date                     11/24/03      5/2/03    to     8/30/04



Mortgage Loan Programs
                                                                                       Percentage of
                                            Number of    Aggregate Principal     Aggregate Principal
Loan Programs                          Mortgage Loans    Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
Six-Month LIBOR                                   809           $105,497,989                  47.55%
3/12 Six-Month LIBOR                                2                172,764                   0.08
3/17 Six-Month LIBOR                                1                 86,680                   0.04
3/27 Six-Month LIBOR                              615             73,403,026                  33.09
FIXED 10 Year                                       9                225,041                   0.1
FIXED 15 Year                                      80              4,156,357                   1.87
FIXED 20 Year                                      31              2,085,459                   0.94
FIXED 25 Year                                       1                 58,372                   0.03
FIXED 30 Year                                     355             34,407,441                  15.51
FIXED 30/15 Year Balloon                           40              1,768,608                   0.8
----------------------------------------------------------------------------------------------------
Total                                           1,943           $221,861,738                    100%
----------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances



                                                                                      Percentage of
Range of Mortgage Loan                     Number of    Aggregate Principal     Aggregate Principal
Principal Balances ($)                Mortgage Loans    Balance Outstanding     Balance Outstanding
---------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                 35               $750,754                  0.34%
$ 25,000.01 to $50,000                           457             17,942,616                  8.09
$ 50,000.01 to $75,000                           374             23,223,273                 10.47
$ 75,000.01 to $100,000                          281             24,460,247                 11.02
$100,000.01 to $150,000                          370             44,535,284                 20.07
$150,000.01 to $200,000                          143             25,201,980                 11.36
$200,000.01 to $250,000                           90             19,975,367                     9
$250,000.01 to $300,000                           56             15,526,460                     7
$300,000.01 to $350,000                           73             23,668,292                 10.67
$350,000.01 to $400,000                           35             13,099,239                  5.9
$400,000.01 to $450,000                           16              6,779,197                  3.06
$450,000.01 to $500,000                            7              3,381,730                  1.52
$500,000.01 to $550,000                            3              1,547,193                  0.7
$550,000.01 to $600,000                            2              1,130,928                  0.51
$600,000.01 to $650,000                            1                639,177                  0.29
--------------------------------------------------------------------------------------------------
Total                                          1,943           $221,861,738                   100%
--------------------------------------------------------------------------------------------------


Mortgage Rates

                                                                         Percentage of
Range of Mortgage             Number of     Aggregate Principal    Aggregate Principal
Rates (%)                Mortgage Loans     Balance Outstanding    Balance Outstanding
--------------------------------------------------------------------------------------
5.501 - 6.000                         3                $429,003                  0.19%
6.001 - 6.500                         4               1,151,074                  0.52
6.501 - 7.000                        45               8,360,573                  3.77
7.001 - 7.500                        78              14,305,882                  6.45
7.501 - 8.000                       142              26,563,997                 11.97
8.001 - 8.500                       169              25,966,630                 11.7
8.501 - 9.000                       295              38,742,478                 17.46
9.001 - 9.500                       266              28,967,154                 13.06
9.501 - 10.000                      301              31,094,037                 14.02
10.001 - 10.500                     197              15,808,188                  7.13
10.501 - 11.000                     167              13,655,690                  6.16
11.001 - 11.500                      90               5,995,895                  2.7
11.501 - 12.000                      71               4,859,115                  2.19
12.001 - 12.500                      41               2,467,778                  1.11
12.501 - 13.000                      27               1,319,848                  0.59
13.001 - 13.500                      33               1,485,022                  0.67
13.501 - 14.000                      11                 588,801                  0.27
14.001 - 14.500                       2                  54,831                  0.02
14.501 - 15.000                       1                  45,745                  0.02
--------------------------------------------------------------------------------------
Total                             1,943            $221,861,738                  100%
--------------------------------------------------------------------------------------



Remaining Term to Maturity


                                                                                     Percentage of
Range of Remaining Term                   Number of     Aggregate Principal    Aggregate Principal
to Maturity (Months)                 Mortgage Loans     Balance Outstanding    Balance Outstanding
--------------------------------------------------------------------------------------------------
1 - 120                                           9                $225,041                   0.1%
121 - 180                                       136               6,732,031                   3.03
181 - 300                                        33               2,230,511                   1.01
301 - 360                                     1,765             212,674,155                  95.86
--------------------------------------------------------------------------------------------------
Total                                         1,943            $221,861,738                   100%
--------------------------------------------------------------------------------------------------


Original Loan-to-Value Ratios


                                                                                      Percentage of
Range of Original                          Number of     Aggregate Principal    Aggregate Principal
Loan-to-Value Ratios (%)              Mortgage Loans     Balance Outstanding    Balance Outstanding
---------------------------------------------------------------------------------------------------
50.00 or Less                                     84              $4,930,036                  2.22%
50.01-55.00                                       33               2,368,729                  1.07
55.01-60.00                                       40               2,977,250                  1.34
60.01-65.00                                       67               5,441,034                  2.45
65.01-70.00                                      123              14,229,744                  6.41
70.01-75.00                                      222              23,279,588                 10.49
75.01-80.00                                      617              72,776,719                 32.8
80.01-85.00                                      378              44,695,731                 20.15
85.01-90.00                                      328              44,266,904                 19.95
90.01-95.00                                       47               6,357,387                  2.87
95.01-100.00                                       4                 538,614                  0.24
----------------------------------------------------------------------------------------------------
Total                                          1,943            $221,861,738                   100%
----------------------------------------------------------------------------------------------------


State Distribution of Mortgaged Properties

                                                                                      Percentage of
                                         Number of     Aggregate Principal      Aggregate Principal
State                               Mortgage Loans     Balance Outstanding      Balance Outstanding
---------------------------------------------------------------------------------------------------
Alabama                                          3                $265,495                     0.12%
Alaska                                           1                  51,699                     0.02
Arizona                                         77               8,216,435                     3.7
Arkansas                                         6                 303,527                     0.14
California                                     249              62,239,687                    28.05
Colorado                                        48               8,343,779                     3.76
Connecticut                                     11               1,076,295                     0.49
Delaware                                         4                 467,679                     0.21
District Of Columbia                             7               1,134,565                     0.51
Florida                                        161              13,312,318                        6
Georgia                                         44               3,774,959                     1.7
Hawaii                                          37               7,973,482                     3.59
Idaho                                            2                 229,588                     0.1
Illinois                                        78               9,976,951                     4.5
Indiana                                         46               3,118,381                     1.41
Iowa                                            14                 759,538                     0.34
Kansas                                          12                 829,965                     0.37
Kentucky                                        51               3,099,064                     1.4
Luisiana                                        29               1,720,918                     0.78
Maine                                            2                 192,329                     0.09
Maryland                                        29               3,637,844                     1.64
Massachusetts                                   17               1,825,064                     0.82
Michigan                                       121               9,719,370                     4.38
Minnesota                                       17               1,900,395                     0.86
Mississippi                                     17                 927,724                     0.42
Missouri                                        56               4,176,722                     1.88
Montana                                          2                 194,364                     0.09
Nebraska                                        13                 894,055                     0.4
Nevada                                          30               4,498,232                     2.03


New Hampshire                                    5                 430,422                     0.19
New Jersey                                      10               1,390,329                     0.63
New Mexico                                      10                 731,626                     0.33
New York                                        34               3,922,981                     1.77
North Carolina                                  49               4,145,231                     1.87
North Dakota                                     1                  25,139                     0.01
Ohio                                           162              11,088,403                        5
Oklahoma                                        57               3,646,089                     1.64
Oregon                                          41               5,748,719                     2.59
Pennsylvania                                    76               6,028,117                     2.72
Rhode Island                                     3                 221,804                     0.1
South Carolina                                  22               1,421,932                     0.64
South Dakota                                     1                  78,609                     0.04
Tennessee                                       52               3,517,959                     1.59
Texas                                           92               7,527,679                     3.39
Utah                                            23               3,124,721                     1.41
Vermont                                          1                  46,534                     0.02
Virginia                                        35               2,914,215                     1.31
Washington                                      58               8,297,797                     3.74
West Virginia                                    3                 172,459                     0.08
Wisconsin                                       24               2,520,552                     1.14
-------------------------------------------------------------------------------------------------------
Total                                        1,943            $221,861,738                      100%
-------------------------------------------------------------------------------------------------------




FICO Credit Scores

                                                                                    Percentage of
                                      Number of     Aggregate Principal       Aggregate Principal
Range of FICO Credit Scores      Mortgage Loans     Balance Outstanding       Balance Outstanding
-------------------------------------------------------------------------------------------------
801 - 820                                     2                $198,356                     0.09%
781 - 800                                     7                 609,643                     0.27
761 - 780                                    15               2,405,229                     1.08
741 - 760                                    11               1,539,703                     0.69
721 - 740                                    18               2,003,460                     0.9
701 - 720                                    35               4,974,671                     2.24
681 - 700                                    54               8,198,908                     3.7
661 - 680                                   113              16,074,257                     7.25
641 - 660                                   133              18,376,440                     8.28
621 - 640                                   212              30,040,411                    13.54
601 - 620                                   242              32,438,396                    14.62
581 - 600                                   266              26,750,680                    12.06
561 - 580                                   284              29,617,321                    13.35
541 - 560                                   256              23,156,429                    10.44
521 - 540                                   184              15,855,776                     7.15
501 - 520                                   108               9,366,390                     4.22
500 or Less                                   2                 119,490                     0.05
Missing                                       1                 136,176                     0.06
-------------------------------------------------------------------------------------------------
Total                                     1,943            $221,861,738                      100%
-------------------------------------------------------------------------------------------------

Types of Mortgaged Properties



                                                                                        Percentage of
                                          Number of     Aggregate Principal       Aggregate Principal
Property Types                       Mortgage Loans     Balance Outstanding       Balance Outstanding
-----------------------------------------------------------------------------------------------------
Single Family Residence                       1,583            $178,306,161                    80.37%
Planned Unit Development                        110              20,541,384                     9.26
Low-Rise Condominium                             89               8,673,196                     3.91
Manufactured Housing                             84               5,394,240                     2.43
2 Family Residence                               48               4,727,808                     2.13
4 Family Residence                               11               1,661,973                     0.75
3 Family Residence                               11               1,329,686                     0.6
High-Rise Condominium                             7               1,227,290                     0.55
-----------------------------------------------------------------------------------------------------
Total                                         1,943            $221,861,738                      100%
-----------------------------------------------------------------------------------------------------



Purpose of Mortgage Loans


                                                                                          Percentage of
                                            Number of     Aggregate Principal       Aggregate Principal
Loan Purpose                           Mortgage Loans     Balance Outstanding       Balance Outstanding
-------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                              849            $102,683,581                    46.28%
Purchase                                          555              65,308,672                    29.44
Refinance (Rate-Term)                             539              53,869,485                    24.28
-------------------------------------------------------------------------------------------------------
Total                                           1,943            $221,861,738                     100%
-------------------------------------------------------------------------------------------------------




Occupancy Types of the Mortgage Loans

                                                                                         Percentage of
                                           Number of     Aggregate Principal       Aggregate Principal
Occupancy Type                        Mortgage Loans     Balance Outstanding       Balance Outstanding
------------------------------------------------------------------------------------------------------
Primary Residence                              1,813            $210,513,683                   94.89%
Investment Property                              119               9,750,453                    4.39
Secondary Residence                               11               1,597,602                    0.72
------------------------------------------------------------------------------------------------------
Total                                          1,943           $221,861,738                       100%
------------------------------------------------------------------------------------------------------


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                       Percentage of
Range of Gross                           Number of      Aggregate Principal      Aggregate Principal
Margins (%)                         Mortgage Loans      Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------
2.001 - 3.000                                    2               $264,956                     0.15%
3.001 - 4.000                                   14              1,762,851                     0.98
4.001 - 5.000                                   72             10,499,900                     5.86
5.001 - 6.000                                  481             70,001,744                    39.07
6.001 - 7.000                                  671             79,946,960                    44.62
7.001 - 8.000                                  133             12,446,493                     6.95
8.001 - 9.000                                   38              3,099,100                     1.73
9.001 - 10.000                                  14                957,127                     0.53
10.001 - 11.000                                  1                151,833                     0.08
11.001 - 12.000                                  1                 29,496                     0.02
----------------------------------------------------------------------------------------------------
Total                                        1,427           $179,160,460                     100%
----------------------------------------------------------------------------------------------------





Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                         Percentage of
Subsequent Adjustment                      Number of      Aggregate Principal      Aggregate Principal
Date                                  Mortgage Loans      Balance Outstanding      Balance Outstanding
------------------------------------------------------------------------------------------------------
May-03                                            81               $7,906,055                    4.41%
June-03                                          274               36,896,072                   20.59
July-03                                          206               27,306,257                   15.24
August-03                                        179               24,428,706                   13.64
September-03                                      18                2,258,835                    1.26
October-03                                        51                6,702,065                    3.74
November-03                                        2                  132,733                    0.07
December-03                                        1                   66,803                    0.04
January-04                                         4                  240,601                    0.13
February-04                                        1                   63,186                    0.04
March-04                                           6                  435,013                    0.24
April-04                                          13                1,221,640                    0.68
May-04                                           123               12,250,901                    6.84
June-04                                          231               26,681,548                   14.89
July-04                                          152               21,207,718                   11.84
August-04                                         85               11,362,327                    6.34
------------------------------------------------------------------------------------------------------
Total                                          1,427             $179,160,460                     100%
------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                   Percentage of
Range of Maximum                       Number of       Aggregate Principal    Aggregate Principal
Mortgage Rates (%)                Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
9.001 - 10.000                                 1                   $32,677                  0.02%
10.001 - 10.500                                1                    73,846                  0.04
10.501 - 11.000                                1                    60,005                  0.03
11.001 - 11.500                                2                   312,172                  0.17
12.001 - 12.500                                6                 1,059,665                  0.59
12.501 - 13.000                               36                 6,275,267                  3.5
13.001 - 13.500                               54                 9,512,510                  5.31
13.501 - 14.000                               75                11,247,107                  6.28
14.001 - 14.500                              112                16,891,272                  9.43
14.501 - 15.000                              206                30,295,544                 16.91
15.001 - 15.500                              157                20,911,918                 11.67
15.501 - 16.000                              208                25,697,224                 14.34
16.001 - 16.500                              159                17,988,494                 10.04
16.501 - 17.000                              148                16,757,472                  9.35
17.000 - 17.500                               80                 7,700,904                  4.3
17.501 - 18.000                               70                 6,473,916                  3.61
18.001 - 18.500                               41                 3,437,303                  1.92
18.501 - 19.000                               27                 1,812,327                  1.01
19.001 - 19.500                               29                 1,868,750                  1.04
19.501 - 20.000                                9                   594,263                  0.33
20.001+                                        5                   157,825                  0.09
-------------------------------------------------------------------------------------------------
Total                                      1,427              $179,160,460                   100%
-------------------------------------------------------------------------------------------------



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                    Percentage of
Initial Periodic Rate                  Number of      Aggregate Principal     Aggregate Principal
Cap (%)                           Mortgage Loans      Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
1.00                                          23               $2,131,579                   1.19%
1.50                                         146               23,235,771                  12.97
2.00                                         368               59,910,949                  33.44
3.00                                         890               93,882,161                  52.4
-------------------------------------------------------------------------------------------------
Total                                      1,427             $179,160,460                    100%
-------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                    Percentage of
Subsequent Periodic                   Number of      Aggregate Principal      Aggregate Principal
Rate Cap (%)                     Mortgage Loans      Balance Outstanding      Balance Outstanding
-------------------------------------------------------------------------------------------------
1.00                                      1,406             $175,878,032                 98.17%
1.50                                         20                3,224,618                  1.8
2.00                                          1                   57,810                  0.03
-------------------------------------------------------------------------------------------------
Total                                     1,427             $179,160,460                   100%
-------------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                    Percentage of
Range of Minimum Mortgage              Number of     Aggregate Principal      Aggregate Principal
Rates (%)                         Mortgage Loans     Balance Outstanding      Balance Outstanding
-------------------------------------------------------------------------------------------------
5.000 or Less                                  4                $254,951                   0.14%
5.001 - 6.000                                 96              12,997,258                   7.25
6.001 - 7.000                                216              23,781,306                  13.27
7.001 - 8.000                                188              32,643,743                  18.22
8.001 - 9.000                                246              39,354,715                  21.97
9.001 - 10.000                               291              38,322,712                  21.39
10.001 - 11.000                              209              19,370,328                  10.81
11.001 - 12.000                              107               8,305,345                   4.64
12.001 - 13.000                               41               2,684,601                   1.5
13.001 - 14.000                               26               1,353,501                   0.76
14.001 - 15.000                                2                  54,831                   0.03
16.001 - 17.000                                1                  37,171                   0.02
-------------------------------------------------------------------------------------------------
Total                                      1,427            $179,160,460                    100%
-------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236               Asset Backed Certificates
Associate: Sean O'Connell                 Series 2001-BC3
           212-815-6312



                         Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------
                                         Certificate                        Pass
                            Class           Rate           Beginning       Through       Principal         Interest
Class         Cusip      Description        Type            Balance       Rate (%)      Distribution     Distribution
----------------------------------------------------------------------------------------------------------------------
A          126671NA0       Senior        Var-Act/360    200,537,692.52      1.560000    8,675,954.58       278,078.93
AIO        126671NF9      Strip IO       Var-30/360     230,537,692.52      5.749338            0.00     1,096,503.77
AR         126671NG7       Senior        Fix-30/360               0.00      1.560000            0.00             0.00
----------------------------------------------------------------------------------------------------------------------

M1         126671NB8     Mezzanine       Var-Act/360     10,000,000.00      1.870000            0.00        16,622.22
M2         126671NC6     Mezzanine       Var-Act/360      8,000,000.00      2.270000            0.00        16,142.22
B1         126671ND4       Junior        Var-Act/360      4,000,000.00      2.570000            0.00         9,137.78
B2         126671NE2       Junior        Var-Act/360      8,000,000.00      3.320000            0.00        23,608.89
----------------------------------------------------------------------------------------------------------------------
Totals                                                  230,537,692.52                  8,675,954.58     1,440,093.81
----------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                               Current                         Cumulative
               Total          Realized          Ending           Realized
Class       Distribution       Losses           Balance          Losses
------------------------------------------------------------------------------
A           8,954,033.51           0.00     191,861,737.94           0.00
AIO         1,096,503.77           0.00     221,861,737.90           0.00
AR                  0.00           0.00               0.00           0.00
------------------------------------------------------------------------------

M1             16,622.22           0.00      10,000,000.00           0.00
M2             16,142.22           0.00       8,000,000.00           0.00
B1              9,137.78           0.00       4,000,000.00           0.00
B2             23,608.89           0.00       8,000,000.00           0.00
------------------------------------------------------------------------------
Totals     10,116,048.39           0.00     221,861,737.94           0.00
------------------------------------------------------------------------------


For Class AIO the interest distribution of $1,096,503.49 includes the following amounts: $1.64 investment earnings for the fixed carryover reserve fund and $1,096,502.13 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following Under the month. MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236               Asset Backed Certificates
Associate: Sean O'Connell                 Series 2001-BC3
           212-815-6312



                                                 Principal Distribution Detail
---------------------------------------------------------------------------------------------------------------------------------
                               Original           Beginning         Scheduled                      Unscheduled          Net
                              Certificate        Certificate        Principal      Accretion        Principal        Principal
Class         Cusip             Balance            Balance        Distribution     Principal       Adjustments      Distribution
---------------------------------------------------------------------------------------------------------------------------------
A           126671NA0       370,000,000.00     200,537,692.52     8,675,954.58           0.00            0.00       8,675,954.58
AIO         126671NF9       400,000,100.00     230,537,692.52             0.00           0.00            0.00               0.00
AR          126671NG7               100.00               0.00             0.00           0.00            0.00               0.00
---------------------------------------------------------------------------------------------------------------------------------

M1          126671NB8        10,000,000.00      10,000,000.00             0.00           0.00            0.00               0.00
M2          126671NC6         8,000,000.00       8,000,000.00             0.00           0.00            0.00               0.00
B1          126671ND4         4,000,000.00       4,000,000.00             0.00           0.00            0.00               0.00
B2          126671NE2         8,000,000.00       8,000,000.00             0.00           0.00            0.00               0.00

---------------------------------------------------------------------------------------------------------------------------------
Totals                      400,000,100.00     230,537,692.52     8,675,954.58           0.00            0.00       8,675,954.58
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
              Current             Ending              Ending
             Realized           Certificate         Certificate
Class         Losses              Balance             Factor
------------------------------------------------------------------------------
A                   0.00       191,861,737.94      0.51854523768
AIO                 0.00       221,861,737.90      0.55465420609
AR                  0.00                 0.00      0.00000000000
------------------------------------------------------------------------------

M1                  0.00        10,000,000.00      1.00000000000
M2                  0.00         8,000,000.00      1.00000000000
B1                  0.00         4,000,000.00      1.00000000000
B2                  0.00         8,000,000.00      1.00000000000
------------------------------------------------------------------------------
Totals              0.00       221,861,737.94
------------------------------------------------------------------------------

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236               Asset Backed Certificates
Associate: Sean O'Connell                 Series 2001-BC3
           212-815-6312



                                                      Interest Distribution Detail
--------------------------------------------------------------------------------------------------------------------------------
                 Beginning           Pass          Accrued        Cumulative                          Total             Net
               Certificate         Through         Optimal          Unpaid        Deferred          Interest         Prepayment
Class            Balance           Rate (%)       Interest        Interest        Interest             Due         Int Shortfall
--------------------------------------------------------------------------------------------------------------------------------
A             200,537,692.52       1.560000       278,078.93            0.00           0.00         278,078.93             0.00
AIO           230,537,692.52       5.749338     1,104,370.84      137,080.63           0.00       1,104,370.84             0.00
AR                      0.00       1.560000             0.00            0.00           0.00               0.00             0.00
--------------------------------------------------------------------------------------------------------------------------------

M1             10,000,000.00       1.870000        16,622.22            0.00           0.00          16,622.22             0.00
M2              8,000,000.00       2.270000        16,142.22            0.00           0.00          16,142.22             0.00
B1              4,000,000.00       2.570000         9,137.78            0.00           0.00           9,137.78             0.00
B2              8,000,000.00       3.320000        23,608.89            0.00           0.00          23,608.89             0.00
--------------------------------------------------------------------------------------------------------------------------------
Totals        230,537,692.52                    1,447,960.88      137,080.63           0.00       1,447,960.88             0.00
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------
               Unscheduled
                Interest             Interest
Class          Adjustment              Paid
-------------------------------------------------
A                      0.00          278,078.93
AIO                    0.00        1,096,503.77
AR                     0.00                0.00
-------------------------------------------------

M1                     0.00           16,622.22
M2                     0.00           16,142.22
B1                     0.00            9,137.78
B2                     0.00           23,608.89
-------------------------------------------------
Totals                 0.00        1,440,093.81
-------------------------------------------------


        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236               Asset Backed Certificates
Associate: Sean O'Connell                 Series 2001-BC3
           212-815-6312



                                                   Current Payment Information
                                                        Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                Original        Beginning Cert.                                        Ending Cert.         Pass
                              Certificate          Notional           Principal        Interest          Notional          Through
Class         Cusip             Balance             Balance         Distribution     Distribution        Balance           Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
A             126671NA0      370,000,000.00       541.993763568     23.448525892      0.751564685       518.545237676     1.560000
AIO           126671NF9      400,000,100.00       576.344087214      0.000000000      2.741258740       554.654206086     5.749338
AR            126671NG7              100.00         0.000000000      0.000000000      0.000000000         0.000000000     1.560000
-----------------------------------------------------------------------------------------------------------------------------------

M1            126671NB8       10,000,000.00     1,000.000000000      0.000000000      1.662222222     1,000.000000000     1.870000
M2            126671NC6        8,000,000.00     1,000.000000000      0.000000000      2.017777778     1,000.000000000     2.270000
B1            126671ND4        4,000,000.00     1,000.000000000      0.000000000      2.284444444     1,000.000000000     2.570000
B2            126671NE2        8,000,000.00     1,000.000000000      0.000000000      2.951111111     1,000.000000000     3.320000

-----------------------------------------------------------------------------------------------------------------------------------
Totals                       400,000,100.00       576.344087214     21.689881028      3.600233625       554.654206186
-----------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236               Asset Backed Certificates
Associate: Sean O'Connell                 Series 2001-BC3
           212-815-6312



Pool Level Data

Distribution Date                                                                                    5/27/03
Cut-off Date                                                                                         8/ 1/01
Determination Date                                                                                   5/ 1/03
Accrual Period 30/360                          Begin                                                 4/ 1/03
                                               End                                                   5/ 1/03
Number of Days in 30/360 Accrual Period                                                                   30

Accrual Period Actual Days                     Begin                                                 4/25/03
                                               End                                                   5/27/03
Number of Days in Actual Accrual Period                                                                   32


-------------------------------------------------------
                Collateral Information
-------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                           400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                              230,537,692.52
Ending Aggregate Pool Stated Principal Balance                                                 221,861,737.94
Beginning Prefunded Amount                                                                               0.00
Ending Prefunded Amount                                                                                  0.00

Beginning Aggregate Certificate Stated Principal Balance                                       230,537,692.52
Ending Aggregate Certificate Stated Principal Balance                                          221,861,737.94

Beginning Aggregate Loan Count                                                                           2013
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                            70
Ending Aggregate Loan Count                                                                              1943

Beginning Weighted Average Loan Rate (WAC)                                                          9.142511%
Ending Weighted Average Loan Rate (WAC)                                                             9.131567%

Beginning Net Weighted Average Loan Rate                                                            8.633511%
Ending Net Weighted Average Loan Rate                                                               8.622567%

Weighted Average Maturity (WAM) (Months)                                                                  331

Servicer Advances                                                                                  320,163.37

Aggregate Pool Prepayment                                                                        8,515,415.83
Pool Prepayment Rate                                                                              36.3621 CPR

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                             Asset Backed Certificates
Associate: Sean O'Connell                                Series 2001-BC3
           212-815-6312


Certificate Account

Beginning Balance                                                                                        0.00

Deposit
Payments of Interest and Principal                                                              10,422,606.08
Liquidation Proceeds                                                                                     0.00
All Other Proceeds                                                                                       0.00
Other Amounts                                                                                            0.00
                                                                                                -------------
Total Deposits                                                                                  10,422,606.08


Withdrawals
Reimbursement of Servicer Advances                                                                       0.00
Payment of Master Servicer Fees                                                                     88,026.82
Payment of Sub Servicer Fees                                                                             0.00
Payment of Other Fees                                                                                    0.00
Payment of Insurance Premium(s)                                                                    218,694.35
Payment of Personal Mortgage Insurance                                                                   0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                         0.00
Payment of Principal and Interest                                                               10,115,886.55
                                                                                                -------------
Total Withdrawals                                                                               10,422,607.72

Ending Balance                                                                                     218,692.71


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                            8,030.55
Compensation for Gross PPIS from Servicing Fees                                                      8,030.55
Other Gross PPIS Compensation                                                                            0.00
                                                                                                -------------
Total Net PPIS (Non-Supported PPIS)                                                                     -0.00


Master Servicing Fees Paid                                                                          88,026.82
Sub Servicing Fees Paid                                                                                  0.00
Insurance Premium(s) Paid                                                                          218,694.35
Personal Mortgage Insurance Fees Paid                                                                    0.00
Other Fees Paid                                                                                          0.00
                                                                                                -------------
Total Fees                                                                                         306,721.17


        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                             Asset Backed Certificates
Associate: Sean O'Connell                                Series 2001-BC3
           212-815-6312



----------------------------------------------------------
                  Delinquency Information
----------------------------------------------------------

Group 1
-------


Delinquency                                                   30-59 Days          60-89 Days           90+ Days             Totals
-----------                                                   ----------          ----------           --------             ------
Scheduled Principal Balance                                 7,557,193.43        1,471,029.92       8,960,033.06      17,988,256.41
Percentage of Total Pool Balance                               3.406263%           0.663039%          4.038566%          8.107868%
Number of Loans                                                       80                  13                 98                191
Percentage of Total Loans                                      4.117344%           0.669068%          5.043747%          9.830160%

Foreclosure
-----------
Scheduled Principal Balance                                                                                          13,871,662.89
Percentage of Total Pool Balance                                                                                         6.252391%
Number of Loans                                                                                                                142
Percentage of Total Loans                                                                                                7.308286%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                           3,939,921.40
Percentage of Total Pool Balance                                                                                         1.775845%
Number of Loans                                                                                                                 40
Percentage of Total Loans                                                                                                2.058672%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00


----------------------------------------------------------
         Subordination/Credit Enhancement Information
----------------------------------------------------------

Credit Support                                                                                           Original          Current
--------------                                                                                           --------          -------
Class A                                                                                            370,000,100.00    91,861,737.94
Class A Percentage                                                                                     92.500002%       86.478065%

Class M1                                                                                            10,000,000.00    10,000,000.00


        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                             Asset Backed Certificates
Associate: Sean O'Connell                                Series 2001-BC3
           212-815-6312


Credit Support                                                                                          Original           Current
--------------                                                                                          --------           -------

Class M1 Percentage                                                                                    2.499999%         4.507312%

Class M2                                                                                            8,000,000.00      8,000,000.00
Class M2 Percentage                                                                                    2.000000%         3.605849%

Class B1                                                                                            4,000,000.00      4,000,000.00
Class B1 Percentage                                                                                    1.000000%         1.802925%

Class B2                                                                                            8,000,000.00      8,000,000.00
Class B2 Percentage                                                                                    2.000000%         3.605849%



----------------------------------------------------------
          Seller Loss Coverage Obligation Group 1
----------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                                                                           8,000,000.00
Group 1 Current Loss Amount                                                                                              68,420.17
Group 1 Cumulative Loss Amount                                                                                          766,604.04
Group 1 Seller Loss Coverage Remaining Balance                                                                        7,233,395.96
